Exhibit 23(h)8(1)(a)

                           First Amendment to Expense
                          Limitation Agreement between
                          The Phoenix Edge Series Fund
                       and Phoenix Variable Advisors, Inc.


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                                 FIRST AMENDMENT
                          EXPENSE LIMITATION AGREEMENT

                          THE PHOENIX EDGE SERIES FUND

         This First Amendment dated effective August 1, 2007 amends that certain Expense Limitation Agreement dated as of September 1, 2006 (the "Agreement") by and between The Phoenix Edge Series Fund, a Massachusetts business trust (the "Registrant"), on behalf of each series of the Registrant listed in Appendix A, as may be amended from time to time (each a "Fund" and collectively, the "Funds"), and the Advisor of each of the Funds, Phoenix Variable Advisors, Inc., a Delaware corporation (the "Advisor").

         WHEREAS, the Advisor renders advice and services to the Funds pursuant to the terms and provisions of one or more Investment Advisory Agreements entered into between the Registrant and the Advisor (the "Advisory Agreement"); and

         WHEREAS, effective August 1, 2007, the Advisor assumed investment responsibility from Duff & Phelps Investment Management Company for Phoenix-Duff & Phelps Real Estate Securities Series and Phoenix Investment Counsel, Inc. for Phoenix-Aberdeen International Series, Phoenix Capital Growth Series, Phoenix Growth and Income Series, Phoenix Money Market Series, Phoenix Multi-Sector Fixed Income Series, Phoenix Multi-Sector Short Term Bond Series and Phoenix Strategic Allocation Series; and

         WHEREAS, the Advisor desires to maintain the expenses of each Fund at a level below the level to which each such Fund might otherwise be subject; and

         WHEREAS, the Advisor understands and intends that the Registrant will rely on this Agreement in preparing post-effective amendments to the Registrant's registration statement on Form N-1A and in accruing the expenses of the Registrant for purposes of calculating net asset value and for other purposes, and expressly permits the Registrant to do so.

         NOW, THEREFORE, the parties hereto agree to substitute Appendix A as follows adding various Funds:

1. Appendix A to the Agreement is hereby amended to reflect the addition of Phoenix-Aberdeen International Series, Phoenix Capital Growth Series, Phoenix-Duff & Phelps Real Estate Securities Series, Phoenix Growth and Income Series, Phoenix Money Market Series, Phoenix Multi-Sector Fixed Income Series, Phoenix Multi-Sector Short Term Bond Series, and Phoenix Strategic Allocation Series due to a change in Advisor.

2. Except as herein above and herein before modified, all other terms and conditions set forth in the Agreement shall be and remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested by their duly authorized officers.

THE PHOENIX EDGE SERIES FUND                PHOENIX VARIABLE ADVISORS, INC.

By:      /s/ Gina Collopy O'Connell         By:     /s/ John H. Beers
   ---------------------------------            -------------------------------
         Gina Collopy O'Connell                     John H. Beers
         Senior Vice President                      Vice President and Secretary


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                                   APPENDIX A

                                (AUGUST 1, 2007)

THE PHOENIX EDGE SERIES FUND                               TOTAL FUND OPERATING
                                                               EXPENSE LIMIT

Phoenix-Aberdeen International Series                              0.30%
Phoenix Capital Growth Series                                      0.25%
Phoenix-Duff & Phelps Real Estate Securities Series                0.35%
Phoenix Growth and Income Series                                   0.15%
Phoenix Money Market Series                                        0.25%
Phoenix Multi-Sector Fixed Income Series                           0.25%
Phoenix Multi-Sector Short Term Bond Series                        0.20%
Phoenix Strategic Allocation Series                                0.25%